UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2018 (January 22, 2018)

SB FINANCIAL GROUP, INC

(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, OH	43512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (419) 783-8950

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

(e)       On January 22, 2018, the Board of Directors (the “Board”) of SB Financial Group, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, executed new executive compensation agreements with Mark A. Klein, Chairman, President and CEO; Anthony V. Cosentino, Executive Vice President and CFO; and Jonathan R. Gathman, Executive Vice President and Senior Lender (each, an “NEO” and collectively, the “NEOs”). The new executive compensation agreements were entered into by the Company and/or its wholly-owned subsidiary, The State Bank and Trust Company (“State Bank”), as applicable, with the NEOs on January 22, 2018.

The following descriptions of the new executive compensation agreements are qualified in their entirety by reference to the respective agreements which are included as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Employment Agreement for Mark A. Klein

On January 22, 2018, the Company entered into an Amended and Restated Employment Agreement with Mark A. Klein (the “A&R Employment Agreement”). The A&R Employment Agreement supersedes Mr. Klein’s Employment Agreement dated July 15, 2015.

Under the A&R Employment Agreement, Mr. Klein continues to be employed as the President and Chief Executive Officer of the Company and as the President of State Bank and will perform duties assigned to him from time to time by the Board. Mr. Klein must devote his full business time and attention to the Company’s business, and he may not render services of a business, commercial or professional nature to any person or organization without the prior written consent of the Board (except for limited charitable, community and other activities that do not interfere with the performance of his duties and responsibilities under the A&R Employment Agreement).

The A&R Employment Agreement has a rolling term of 36 months. The initial term of each A&R Employment Agreement commenced on January 22, 2018 and continues for a period of 36 consecutive months thereafter. The term will be automatically extended for an additional 12-month period on each 12-month anniversary of the January 22, 2018 effective date unless the Company notifies Mr. Klein in writing to the contrary at least 90 days before the anniversary date.

During the term of the A&R Employment Agreement, Mr. Klein will be paid an annual base salary of $352,783, subject to annual increases approved by the Board in its sole discretion. Mr. Klein is also entitled to: (a) receive incentive bonuses from time to time as the Board, in its sole discretion, deems appropriate; (b) receive or participate in health and life insurance coverages, disability programs, tax-qualified retirement plans, equity compensation programs, paid holidays, paid vacation, and other fringe benefits as the Company may provide from time to time to actively employed and similarly situated employees (subject to the Company’s right at any time to discontinue or terminate any employee benefit plan); (c) receive reimbursement for all reasonable business expenses he incurs in accordance with the policies and procedures of the Company; (d) use of a vehicle provided by the Company; and (e) receive liability insurance coverage under any policies covering directors and officers of the Company.

If Mr. Klein’s employment is terminated by the Board for “Cause” (as defined in the A&R Employment Agreement) or by Mr. Klein without “Good Reason” (as defined in the A&R Employment Agreement), the A&R Employment Agreement will terminate automatically and Mr. Klein will only be entitled to receive any accrued but unpaid base salary through the date of termination and any unreimbursed business expenses or other payments and benefits to which Mr. Klein is entitled under the employee benefit plans of the Company as of the date of termination (the “Accrued Obligations”).

If Mr. Klein’s employment is terminated by the Company without Cause or by Mr. Klein with Good Reason (and such termination does not occur in connection with a Change of Control as described below), the Company will: (i) pay to Mr. Klein any Accrued Obligations; (ii) continue to pay Mr. Klein his base salary in effect on the date of his termination of employment for 24 months following the date of his termination; and (iii) pay to Mr. Klein a lump sum cash amount equal to 24 times the monthly COBRA premium for the group health, dental and vision insurance in which Mr. Klein (and his family, if applicable) was enrolled immediately before the termination. The Company’s obligations to make the payments under clauses (ii) and (iii) are conditioned upon Mr. Klein’s execution of an irrevocable release of any and all claims he may have against the Company and its affiliates and their respective employees and directors.

If Mr. Klein dies or becomes permanently disabled during the term of the A&R Employment Agreement, Mr. Klein will be entitled to a severance benefit equal to the difference between the benefits that would be provided upon a termination without Cause or with Good Reason, as described above, and the benefits otherwise payable in connection with Mr. Klein’s death or disability under the Company’s fringe benefit programs.

In the event that Mr. Klein’s employment is terminated within six months before or 24 months after a Change of Control (as defined in the A&R Employment Agreement), Mr. Klein will not be entitled to any benefit payments under the A&R Employment Agreement. Instead, Mr. Klein’s rights and obligations in the event of a Change of Control will be governed by the provisions of his separate Amended and Restated Change of Control Agreement (described below).

If Mr. Klein’s employment is terminated other than for Cause and the Company subsequently learns within six months following his termination that Cause to terminate Mr. Klein existed, Mr. Klein will forfeit any right to future benefits under the A&R Employment Agreement (other than any Accrued Obligations) and, at the discretion of the Board or the board of directors of an affiliate of the Company, shall be further required to repay any amounts previously paid to Mr. Klein following his termination of employment. The A&R Employment Agreement also requires Mr. Klein to reimburse the Company or an affiliate of the Company for amounts received under incentive compensation plans, programs or arrangements in the event the Company or an affiliate of the Company is required to prepare an accounting restatement due to material non-compliance by the Company or such affiliate, as a result of misconduct by Mr. Klein, with any financial reporting requirement under any applicable laws.

The A&R Employment Agreement contains non-competition provisions that prohibit Mr. Klein from engaging in business in competition with the Company and from soliciting employees, customers or referral sources of the Company and its affiliates during his employment term and for a period of two years following the termination of his employment (unless Mr. Klein’s termination occurs in connection with a Change of Control). The A&R Employment Agreement also imposes customary confidentiality and non-disclosure obligations on Mr. Klein.

Amended and Restated Change of Control Agreements for Mark A. Klein, Anthony V. Cosentino and Jonathan R. Gathman

On January 22, 2018, the Company entered into Amended and Restated Change of Control Agreements (each, an “A&R COC Agreement” and collectively, the “A&R COC Agreements”) with each of Mark A. Klein, Anthony V. Cosentino and Jonathan R. Gathman which superseded their existing Change of Control Agreements dated July 15, 2015, April 21, 2010 and April 30, 2012, respectively.

Each A&R COC Agreement has a rolling term of 36 months. The initial term of each A&R COC Agreement commenced on January 22, 2018 and continues for a period of 36 consecutive months thereafter. The term will be automatically extended for an additional 12-month period on each 12-month anniversary of the January 22, 2018 effective date unless the Company notifies the NEO in writing to the contrary at least 90 days before the anniversary date. No notice of non-renewal may be provided by the Company, however, during the period beginning six months before or 24 months after a “Change of Control of the Company (as defined in the A&R COC Agreements), and each A&R COC Agreement will remain in effect throughout such period regardless of whether the A&R COC Agreement would otherwise expire earlier.

Under each A&R COC Agreement, if (1) the NEO is terminated by the Company or its successor within six months before or 24 months after a Change of Control of the Company (but excluding any termination for “Cause” as defined in the A&R COC Agreements) or (2) if the NEO terminates employment for “Good Reason” during such period, the Company or its successor will:

(a)	pay the NEO a lump sum cash payment equal to 2.99 times (Mr. Klein) or 2.0 times (Mr. Cosentino and Mr. Gathman) the NEO’s “Annual Direct Salary” (i.e., the NEO’s annualized base salary based on the highest base salary rate in effect for any pay period ending with or within the 36-month period preceding the termination of his employment);

(b)	pay to the NEO a lump sum cash amount equal to 24 times the sum of (i) the monthly COBRA premium for the group health, dental and vision insurance in which the NEO (and the NEO’s family, if applicable) was enrolled immediately before the termination, and (ii) the monthly premium for the Company’s group life and disability insurance coverage for the NEO; and

(c)	pay to the NEO any Accrued Obligations.

The Company’s obligations to make the payments under clauses (a) and (b) above are conditioned upon the NEO’s execution of an irrevocable release of any and all claims he may have against the Company and its successor and affiliates and their respective employees and directors.

Under each A&R COC Agreement, if the NEO’s employment is terminated for “Cause” (as defined in the A&R COC Agreements) or if the NEO voluntarily terminates his employment without “Good Reason” (as defined in the A&R COC Agreements), the A&R COC Agreement will terminate immediately and the NEO will not be entitled to any compensation or benefits other than any Accrued Obligations.

Each A&R COC Agreement contains non-competition provisions that prohibit the NEO from engaging in business in competition with the Company and from soliciting employees, customers or referral sources of the Company and its affiliates during his employment term and for a period of two years following the termination of his employment (unless the NEO’s termination occurs in connection with a Change of Control). The A&R COC Agreements also impose customary confidentiality and non-disclosure obligations on each NEO.

Amended Supplemental Executive Retirement Plan Agreements for Mark A. Klein and Anthony V. Cosentino

On January 22, 2018, the Company entered into Amended Supplemental Executive Retirement Plan Agreements (each, an “A&R SERP Agreement” and collectively, the “A&R SERP Agreements”) with each of Mark A. Klein and Anthony V. Cosentino which superseded their existing Supplemental Executive Retirement Plan Agreements dated July [20], 2015 and April 21, 2010, respectively.

Under each A&R SERP Agreement, if the NEO remains in the continuous employment of the Company until the NEO’s “Retirement Date” (i.e., age 65, unless shortened or extended by agreement of the Board and the NEO), beginning on the first day of the month following the NEO’s termination of employment after the Retirement Date, the NEO will receive an annual benefit equal to 25% (Mr. Klein) or 15% (Mr. Cosentino) of his “Annual Direct Salary” in equal monthly installments of 1/12th of the annual benefit for a period of 180 months. “Annual Direct Salary” means the NEO’s highest annual base salary rate within the preceding 20 years of service with the Company and/or its affiliates.

If there is a “Change of Control” of the Company (as defined in the A&R SERP Agreements) and the NEO is terminated within 24 months after the date of the Change in Control, the NEO will be entitled to receive an annual retirement benefit equal to 25% (Mr. Klein) or 15% (Mr. Cosentino) of his Annual Direct Salary calculated as of the date of the change in control or the date the NEO’s employment is terminated, whichever is higher. This annual retirement benefit will be paid in equal monthly installments of 1/12th of the annual benefit for a period of 180 months beginning on the first day of the month following the NEO’s termination. At the time that all necessary approvals of the Change of Control have been obtained from the Company’s shareholders and from all applicable federal and state bank regulatory authorities, the Company is required to irrevocably deposit with an independent bank trustee cash in an amount sufficient to accrue the retirement benefit payment obligations under the A&R SERP Agreements.

If an NEO voluntarily terminates his employment prior to his Retirement Date, the NEO’s SERP Agreement will terminate immediately and the Company will pay the NEO an early retirement benefit equal to:

●	For Mr. Klein, 15% of his Annual Direct Salary if he terminates employment between age 60 and 65, or 25% of his Annual Direct Salary if he terminates employment at age 65; or

●	For Mr. Cosentino, 5% of his Annual Direct Salary if he terminates employment between age 55 and 60, 10% of his Annual Direct Salary if he terminates employment between age 60 and 65, or 15% of his Annual Direct Salary if he terminates employment at age 65.

The early retirement benefit described above will be paid beginning on the first day of the month following the NEO’s termination in equal monthly installments of 1/12th of the annual benefit for a period of 180 months.

If the NEO is terminated by the Company for “Cause” (as defined in the A&R SERP Agreements), the NEO will not be entitled to any benefit under his A&R SERP Agreement.

If the NEO dies before termination of employment, the NEO’s beneficiary is entitled to the benefit, if any, payable under the NEO’s Split Dollar Agreement (described below) instead of any other benefit payable under his A&R SERP Agreement. If the NEO dies after termination of employment but before all retirement, early retirement, or disability benefit payments have been made, the Company will continue making such payments to the NEO’s beneficiary.

If the NEO terminates because of a “Disability” (as defined in the A&R SERP Agreements) prior to his Retirement Date, the Company will pay the NEO a disability benefit calculated as the amount that fully amortizes (over 15 years) the accrual balance existing at the end of the month immediately before the month in which separation from service occurs. If the NEO becomes disabled after termination of employment but before all retirement or early retirement benefit payments have been made, the Company will continue making such payments to the NEO or his designated representative, as applicable

If a Change of Control occurs at any time after an NEO’s termination of employment, any remaining retirement, early retirement or disability benefit installment payments will cease and, in lieu of such installment payments, the NEO will be entitled to receive the full amount of the remaining payments in a single lump sum payment on the later of (a) the five-year anniversary of the date on which the first payment of the retirement, early retirement or disability benefit was made or (b) the effective date of the Change of Control.

Split Dollar Agreements and Endorsements for Mark A. Klein and Anthony V. Cosentino

On January 22, 2018, the Company entered into a 2017 Split Dollar Agreement and Endorsement (each, a “Split Dollar Agreement” and collectively, the “Split Dollar Agreements”) with each of Mark A. Klein and Anthony V. Cosentino. Under the terms of each Split Dollar Agreement, State Bank owns a life insurance policy (each, a “Policy” and collectively, the “Policies”) to which the Split Dollar Agreement relates, has the obligation to pay the premiums on the Policy and has the right to exercise all incidents of ownership with respect to the Policy. Each of Mr. Klein and Mr. Cosentino, however, has the right to designate the beneficiaries to whom a portion of the death proceeds payable under the applicable Policy is to be paid in accordance with the terms of his Split Dollar Agreement. State Bank is entitled to any death proceeds payable under the Policy remaining after the payment to Mr. Klein’s or Mr. Cosentino’s beneficiaries, as applicable.

Pursuant to the Split Dollar Agreements, in the event of Mr. Klein’s or Mr. Cosentino’s death prior to his “Separation of Service” (as defined in the Split Dollar Agreements), his designated beneficiaries will be entitled to receive death benefit proceeds in an amount equal to the lesser of (a) $1,724,320 (for Mr. Klein) or $649,790 (for Mr. Cosentino), or (b) 100% of the difference between the total death proceeds of the Policy minus the cash surrender value of the Policy (after giving effect to the NEO’s death proceeds received under State Bank’s Executive Supplemental Insurance Plan effective March 24, 2004). The foregoing rights to receive death benefits under the Split Dollar Agreements will be extinguished in the event that Mr. Klein or Mr. Cosentino, as applicable, experiences a Separation of Service prior to his death, in which event his beneficiaries will not be entitled to any benefits under the Split Dollar Agreements.

Upon termination of each Split Dollar Agreement, State Bank is required to provide Mr. Klein or Mr. Cosentino, as applicable, with the option to purchase the Policy to which the Split Dollar Agreement relates for a purchase price equal to the cash surrender value of the Policy.

Item 9.01. Financial Statements and Exhibits.

(a)	- (c)

Not applicable

(d)	Exhibits. The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of January 22, 2018, between SB Financial Group, Inc. and Mark A. Klein
10.2(a)	Amended and Restated Change of Control Agreement, dated as of January 22, 2018, between SB Financial Group, Inc. and Mark A. Klein
10.2(b)	Amended and Restated Change of Control Agreement, dated as of January 22, 2018, between SB Financial Group, Inc. and Anthony V. Cosentino
10.2(c)	Amended and Restated Change of Control Agreement, dated as of January 22, 2018, between SB Financial Group, Inc. and Jonathan R. Gathman
10.3(a)	Amended Supplemental Executive Retirement Plan Agreement, dated as of January 22, 2018, between SB Financial Group, Inc. and Mark A. Klein
10.3(b)	Amended Supplemental Executive Retirement Plan Agreement, dated as of January 22, 2018, between SB Financial Group, Inc. and Anthony V. Cosentino
10.4(a)	2017 Split Dollar Agreement and Endorsement, dated as of January 22, 2018, between The State Bank and Trust Company and Mark A. Klein
10.4(b)	2017 Split Dollar Agreement and Endorsement, dated as of January 22, 2018, between The State Bank and Trust Company and Anthony V. Cosentino

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SB FINANCIAL GROUP, INC.

Dated: January 26, 2018	By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino
Chief Financial Officer